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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 19, 2004

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                     1-9210               95-4035997
  (State or other jurisdiction         (Commission         (I.R.S. Employer
        of incorporation)             File Number)        Identification No.)


                 10889 WILSHIRE BOULEVARD
                 LOS ANGELES, CALIFORNIA                        90024
         (Address of principal executive offices)            (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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


Item 5.  Other Events


1.   Earnings Release
--   ----------------

     Occidental Petroleum Corporation announced on July 19, 2004, net income for the second quarter 2004 of $581 million ($1.48 per share), compared with $374 million ($0.98 per share) for the second quarter 2003.

                                   Oil and Gas
                                   -----------

     Oil and gas segment and core earnings were $814 million for the second quarter 2004, compared with $637 million for the second quarter 2003. The improvement in the second quarter 2004 earnings reflected approximately $294 million from higher worldwide crude oil and gas prices and increased sales volumes; partially offset by higher operating expenses and increased DD&A rates. The second quarter 2003 included $14 million in after-tax gains on asset sales.

                                    Chemicals
                                    ---------

     Chemical segment and core earnings were $85 million for the second quarter 2004, compared with $43 million for the second quarter 2003. The improvement in the second quarter 2004 results was primarily due to higher sales volumes for all major products and higher sales prices for vinyl chloride monomer, polyvinyl chloride, ethylene dichloride and chlorine; partially offset by lower caustic soda prices and higher ethylene and energy costs. The second quarter 2003 included a $9 million asset-writedown charge and a $15 million severance charge.

                               Six-Months Results
                               ------------------

     For the first six months of 2004, net income was $1.07 billion ($2.72 per share), compared with $699 million ($1.84 per share) for the first six months of 2003.

     Core earnings were $1.06 billion for 2004 compared with $807 million for 2003. See the attached schedule for a reconciliation of net income to core earnings.



Statements in this release that contain words such as "will" or "expect," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand consideration for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

SUMMARY OF SEGMENT NET SALES AND EARNINGS

                                           Second Quarter                Six Months
($ millions, except                    ----------------------      ----------------------
per share amounts)                       2004          2003          2004          2003
=================================      ========      ========      ========      ========
SEGMENT NET SALES
  Oil and gas                          $  1,783      $  1,440      $  3,476      $  2,993
  Chemical                                  937           785         1,794         1,575
  Other                                      30            41            60            69
                                       --------      --------      --------      --------
  Net sales                            $  2,750      $  2,266      $  5,330      $  4,637
=================================      ========      ========      ========      ========
SEGMENT EARNINGS
  Oil and gas                          $    814      $    637      $  1,564      $  1,364
  Chemical                                   85            43           135            78
                                       --------      --------      --------      --------
                                            899           680         1,699         1,442
UNALLOCATED CORPORATE ITEMS
  Interest expense, net(a) -
    debt and trust preferred
    distributions                           (60)          (64)         (128)         (199)
  Income taxes (b)                         (209)         (167)         (399)         (345)
  Other                                     (49)          (75)         (104)         (131)
                                       --------      --------      --------      --------

INCOME FROM CONTINUING OPERATIONS           581           374         1,068           767
  Cumulative effect of changes in
    accounting principles, net               --            --            --           (68)
                                       --------      --------      --------      --------
NET INCOME                             $    581      $    374      $  1,068      $    699
                                       ========      ========      ========      ========
BASIC EARNINGS PER COMMON SHARE
  Income from continuing
    operations                         $   1.48      $   0.98      $   2.72      $   2.02
  Cumulative effect of changes in
    accounting principles, net               --            --            --         (0.18)
                                       --------      --------      --------      --------
                                       $   1.48      $   0.98      $   2.72      $   1.84
                                       ========      ========      ========      ========
DILUTED EARNINGS PER COMMON SHARE
  Income from continuing
    operations                         $   1.46      $   0.97      $   2.68      $   1.99
  Cumulative effect of changes in
    accounting principles, net               --            --            --         (0.18)
                                       --------      --------      --------      --------
                                       $   1.46      $   0.97      $   2.68      $   1.81
                                       ========      ========      ========      ========
AVERAGE BASIC COMMON SHARES
  OUTSTANDING                             393.9         382.6         392.8         380.9
=================================      ========      ========      ========      ========
See footnotes on following page.

(a) The six months 2004 includes an $11 million pre-tax interest charge to redeem all the outstanding 8.16 percent Trust Preferred Redeemable Securities on January 20, 2004. The six months 2003 includes a $61 million pre-tax interest charge to repay a $450 million 6.4 percent senior notes issue that had ten years of remaining life, but was subject to re-marketing on April 1, 2003.

(b) The six months 2004 includes a $20 million credit related to a first quarter settlement of an issue with the Internal Revenue Service. The second quarter of 2004 reflected a lower U.S. income tax rate resulting from the crediting of foreign income taxes.

SUMMARY OF OPERATING STATISTICS
                                          Second Quarter                Six Months
                                      ----------------------      ----------------------
                                        2004          2003          2004          2003
================================      ========      ========      ========      ========
NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY
United States
  Crude oil and liquids (MBBL)
    California                              78            81            78            79
    Permian                                156           151           155           147
    Horn Mountain                           23            19            23            16
    Hugoton                                  3             3             3             4
                                      --------      --------      --------      --------
      Total                                260           254           259           246

  Natural Gas (MMCF)
    California                             234           252           239           257
    Hugoton                                132           143           129           143
    Permian                                132           131           136           125
    Horn Mountain                           15            15            16            10
                                      --------      --------      --------      --------
      Total                                513           541           520           535

Latin America
  Crude oil (MBBL)
    Colombia                                39            36            37            37
    Ecuador                                 47            18            45            17
                                      --------      --------      --------      --------
      Total                                 86            54            82            54

Middle East
  Crude oil (MBBL)
    Oman                                    12            11            12            12
    Qatar                                   44            51            43            49
    Yemen                                   30            35            35            37
                                      --------      --------      --------      --------
      Total                                 86            97            90            98

  Natural Gas (MMCF)
    Oman                                    56            --            33            --

Other Eastern Hemisphere
  Crude oil (MBBL)
    Pakistan                                 8            10             8            10

  Natural Gas (MMCF)
    Pakistan                                73            77            74            76

BARRELS OF OIL EQUIVALENT (MBOE)
  Subtotal consolidated subsidiaries       547           518           544           510
  Colombia-minority interest                (5)           (5)           (4)           (4)
  Russia-Occidental net interest            31            30            30            30
  Yemen-Occidental net interest              1             1             1             2
                                      --------      --------      --------      --------
TOTAL WORLDWIDE PRODUCTION (MBOE)          574           544           571           538
                                      ========      ========      ========      ========
CAPITAL EXPENDITURES (millions)       $    461      $    493      $    804      $    791
                                      ========      ========      ========      ========
DEPRECIATION, DEPLETION
  AND AMORTIZATION
  OF ASSETS (millions)                $    325      $    286      $    650      $    571
================================      ========      ========      ========      ========

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing, and amount. Therefore, management uses a measure called "core earnings", which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following table sets forth the core earnings and significant items affecting earnings for each operating segment and corporate:

                                                                     Second Quarter
($ millions, except                      ------------------------------------------
per-share amounts)                         2004        EPS        2003        EPS
=====================================    ========    =======    ========    =======
TOTAL REPORTED EARNINGS                  $    581    $  1.48    $    374    $  0.98
                                         ========    =======    ========    =======
OIL AND GAS
  Segment Earnings                       $    814               $    637
  No significant items
    affecting earnings                         --                     --
                                         --------               --------
  Segment Core Earnings                       814                    637
                                         --------               --------
CHEMICALS
  Segment Earnings                             85                     43
  No significant items
    affecting earnings                         --                     --
                                         --------               --------
  Segment Core Earnings                        85                     43
                                         --------               --------
CORPORATE
  Results                                    (318)                  (306)
  No significant items
    affecting earnings                         --                     --
                                         --------               --------
TOTAL CORE EARNINGS                      $    581    $  1.48    $    374    $  0.98
=====================================    ========    =======    ========    =======

                                                                         Six Months
($ millions, except                      ------------------------------------------
per-share amounts)                         2004        EPS        2003        EPS
=====================================    ========    =======    ========    =======
TOTAL REPORTED EARNINGS                  $  1,068    $  2.72    $    699    $  1.84
                                         ========    =======    ========    =======
OIL AND GAS
  Segment Earnings                       $  1,564               $  1,364
  No significant items
    affecting earnings                         --                     --
                                         --------               --------
  Segment Core Earnings                     1,564                  1,364
                                         --------               --------
CHEMICALS
  Segment Earnings                            135                     78
  No significant items
    affecting earnings                         --                     --
                                         --------               --------
  Segment Core Earnings                       135                     78
                                         --------               --------
CORPORATE
  Results                                    (631)                  (743)
  Less:
    6.4% senior note remarket fee              --                    (61)
    Trust preferred
      redemption charge                       (11)                    --
    IRS settlement                             20                     --
    Tax effect of pre-tax adjustments           4                     21
    Changes in accounting
      principles, net*                         --                    (68)
                                         --------               --------
TOTAL CORE EARNINGS                      $  1,055    $  2.69    $    807    $  2.12
=====================================    ========    =======    ========    =======

* Amount shown after tax.

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

                                       Second Quarter            Six Months
                                    --------------------    --------------------
($ millions)                          2004        2003        2004        2003
================================    ========    ========    ========    ========
PRE-TAX
INCOME / (EXPENSE)

OIL AND GAS
  Gain on sale of GOM assets (a)    $     --    $     14    $     --    $     14

CHEMICALS
  Reorganizations/severance               --         (15)         --         (15)

  Chlorine derivatives asset
    impairment                            --          (9)         --          (9)

CORPORATE
  Equity earnings                          1         (14)         (2)        (35)
  Environmental remediation               --         (13)         --         (13)

(a) Amount shown after-tax.

2.   Senior Management Changes
--   -------------------------

     Dr. Dale R. Laurance, President of Occidental Petroleum Corporation and head of its oil and gas operations has announced on July 19, 2004, his plan to retire December 31, 2004 upon completion of 21 years of service. Dr. Laurance's decision was based on health related considerations. Dr. Laurance will relinquish his oil and gas duties effective immediately, but will continue to serve as President and remain on Occidental's Board of Directors through the end of 2004. Dr. Ray R. Irani, Occidental's Chairman and Chief Executive officer, will assume the additional title of President on January 1, 2005.

     Occidental's Board of Directors has promoted Stephen I. Chazen to the position Senior Executive Vice President and Chief Financial Officer. In addition to his current duties as CFO and head of Corporate Development, Mr. Chazen also will be responsible for oversight of the company's chemical operations and investor relations function.

     John W. Morgan has been promoted to the position of President, Occidental Oil and Gas Corporation with responsibility for all worldwide exploration and production operations. Mr. Morgan, who formerly was responsible for the company's worldwide oil and gas production and engineering operations, remains an Executive Vice President of Occidental Petroleum Corporation.

     In addition, R. Casey Olson has been promoted to the position of President, Occidental Development Company. In this role, Mr. Olson, who also is a Vice President of Occidental Petroleum Corporation, will be responsible for all international business development.

     All three executives will report to Dr. Irani.

Item 9. Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition


     On July 19, 2004, Occidental Petroleum Corporation released information regarding its results of operations for the fiscal period ended June 30, 2004. This Form 8-K is being furnished to report information pursuant to Item 9, Regulation FD Disclosure and Item 12, Results of Operations and Financial Condition. The full text of the speech given by Stephen I. Chazen is attached to this report as Exhibit 99.1. Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.2.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)




DATE:  July 19, 2004          S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)

                                  EXHIBIT INDEX


     99.1      Full text of speech given by Stephen I. Chazen

     99.2      Investor Relations Supplemental Schedules